Exhibit 99.1

GameStop Reports Record First Quarter 2008 Results

Net Earnings Increase 151%

Total Sales Increase 42%; Comparable Store Sales Increase 27%

First Quarter EPS Beats Guidance by $0.05

Full Year EPS Guidance Raised

GRAPEVINE, Texas--(BUSINESS WIRE)--GameStop Corp. (NYSE: GME), the world’s largest video game and entertainment software retailer, today reported sales and earnings for the first quarter ended May 3, 2008.

Net earnings were $62.1 million for the first quarter of 2008, as compared to net earnings of $24.7 million for the first quarter of 2007, an increase of 151.4%. Diluted earnings per share were $0.37, including debt retirement costs of $0.01 per diluted share, beating the high-end of guidance by $0.05 per share.

GameStop sales increased 41.8% to $1,813.6 million in the first quarter, in comparison to $1,279.0 million in the prior year quarter. Comparable store sales increased 27.1% during the first quarter. New video game software sales grew an amazing 72%. The top five selling games during the quarter were Take Two Interactive’s GRAND THEFT AUTO IV, with only five days of sales at the end of the quarter; SUPER SMASH BROS. BRAWL and MARIO KART WII from Nintendo; RAINBOW SIX: VEGAS 2 from Ubisoft; and Electronic Arts’ ARMY OF TWO.

R. Richard Fontaine, Chairman and Chief Executive Officer, indicated, “We are very bullish on the future as three major metrics are transforming the business and accelerating the potential for GameStop growth. The installed base of video game consoles grew 34% in 2007, or nearly 31 million units, the highest incremental growth in the history of the business, and we are forecasting that hardware unit sell-thru will match these levels in 2008. And behind the huge hardware growth is the fact that the demographic for videogaming is expanding dramatically as industry figures indicate that 38% of game players are female. Finally, we have an outstanding line-up of new games coming during the rest of the year, including Nintendo’s WII FIT, Konami’s METAL GEAR SOLID 4, Microsoft’s GEARS OF WAR 2, and Activision’s GUITAR HERO 4.

“GameStop’s trade model continues to provide our customers with a way to lower the cost of videogaming while offering the largest selection of gaming products of any retailer in any market. We continue to attract and serve a broader consumer base as videogaming continues to attract the core gamers and is moving towards becoming mainstream family entertainment.

"With over 5,400 stores, GameStop is moving closer to our customers with more stores conveniently serving more communities. During the first quarter, GameStop opened a record 210 stores and we are well underway to achieving our goal of opening between 550 and 600 new stores in 2008. With half of the new stores opening outside of the U.S., our international store base will grow by 25% and our overall global market share will continue to increase.”

Updated Guidance

For the second quarter of fiscal 2008, GameStop is forecasting comparable store sales to range from +12% to +14%. Diluted earnings per share are expected to range from $0.26 to $0.28. Based on the stronger than expected results in the first quarter of 2008, GameStop is increasing its guidance for full year diluted earnings per share to a range of $2.30 to $2.39, representing a +28% to +33% growth over last year. Comparable store sales are forecast to increase between +10% and +12% for the full fiscal year.

We continue to believe that fiscal 2009 earnings per share will grow at least 25%. This guidance is based on our analysis that the unprecedented growth of new video game hardware during 2007 and 2008, combined with strong tie ratios, significant industry investment, and a great title line-up will drive new video game software sales to double digit growth resulting in higher profitability for the company.

Note that guidance does not include debt retirement costs.

Conference Call and Webcast Information

A conference call with GameStop Corp.’s management is scheduled for May 22, 2008 at 11:00 AM ET to discuss the first quarter sales and earnings results. The conference call will be simulcast on the Internet at http://investor.gamestop.com. The conference call will be archived on the website until June 5, 2008.

About GameStop Corp.

Headquartered in Grapevine, TX, GameStop Corp. is the world's largest video game and entertainment software retailer. The company operates 5,453 retail stores in 16 countries worldwide. The company also operates two e-commerce sites, GameStop.com and EBgames.com, and publishes Game Informer(R) magazine, a leading multi-platform video game publication. GameStop Corp. sells new and used video game software, hardware and accessories for video game systems from Sony, Nintendo, and Microsoft. In addition, the company sells PC entertainment software, related accessories and other merchandise. General information on GameStop Corp. can be obtained at the company's corporate website: http://www.gamestopcorp.com.

Safe Harbor

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, but are not limited to, the outlook for fiscal 2008 and beyond, future financial and operating results, projected store openings, the company's plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of GameStop's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the inability to obtain sufficient quantities of product to meet consumer demand, including Nintendo's Wii; the timing of release of video game titles for next generation consoles; the risks associated with expanded international operations; and economic and other events that could reduce or impact consumer demand. Additional factors that could cause GameStop's results to differ materially from those described in the forward-looking statements can be found in GameStop's Annual Report on Form 10-K for the fiscal year ended February 2, 2008 filed with the SEC and available at the SEC's Internet site at http://www.sec.gov/ or http://investor.gamestop.com.

GameStop Corp.
Statements of Operations
(in thousands, except per share data)

	13 weeks	13 weeks
	ended	ended
	May 3, 2008	May 5, 2007

Sales	$1,813,617	$1,278,983
Cost of sales	1,340,211	930,214

Gross profit	473,406	348,769

Selling, general and administrative expenses	328,667	257,116
Depreciation and amortization	34,836	31,035

Operating earnings	109,903	60,618

Interest expense, net	8,488	14,116
Debt extinguishment expense	2,331	6,724

Earnings before income tax expense	99,084	39,778

Income tax expense	36,959	15,055

Net earnings	$62,125	$24,723

Earnings per common share:
Basic	$ 0.38	$ 0.16
Diluted	$ 0.37	$ 0.15

Weighted average common shares outstanding:
Basic	161,825	153,349
Diluted	167,377	161,256

Percentage of Sales:

Sales	100.0%	100.0%
Cost of sales	73.9%	72.7%

Gross profit	26.1%	27.3%

SG&A expenses	18.1%	20.1%
Depreciation and amortization	1.9%	2.4%

Operating earnings	6.1%	4.7%

Interest expense, net	0.5%	1.1%
Debt extinguishment expense	0.1%	0.5%

Earnings before income tax expense	5.5%	3.1%

Income tax expense	2.1%	1.2%

Net earnings	3.4%	1.9%

GameStop Corp.
Balance Sheets
(in thousands, except per share data)

	May 3,	May 5,
	2008	2007
ASSETS:
Current assets:
Cash and cash equivalents	$625,986	$307,328
Receivables, net	66,662	38,856
Merchandise inventories	988,584	793,517
Prepaid expenses and other current assets	56,603	45,721
Prepaid taxes	--	52,136
Deferred taxes	24,764	36,220
Total current assets	1,762,599	1,273,778

Property and equipment:
Land	12,032	11,168
Buildings & leasehold improvements	396,278	318,215
Fixtures and equipment	560,051	447,649
	968,361	777,032
Less accumulated depreciation and amortization	451,472	317,276
Net property and equipment	516,889	459,756

Goodwill, net	1,415,509	1,403,557
Other noncurrent assets	72,788	49,687
Total assets	$3,767,785	$3,186,778

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable	$781,927	$597,444
Accrued liabilities	365,926	287,394
Note payable, current portion	--	12,173
Taxes payable	4,674	--
Total current liabilities	1,152,527	897,011

Other long-term liabilities	79,857	70,951
Senior fixed and floating rate notes payable, net of discount	544,992	737,374
Total liabilities	1,777,376	1,705,336

Stockholders' equity:
Preferred stock - authorized 5,000 shares; no shares issued or outstanding	--	--
Class A common stock - $.001 par value; authorized 300,000 shares;
163,263 and 157,414 shares issued and outstanding, respectively	163	157
Additional paid-in-capital	1,271,076	1,109,130
Accumulated other comprehensive income	34,837	13,515
Retained earnings	684,333	358,640
Total stockholders' equity	1,990,409	1,481,442
Total liabilities and stockholders' equity	$3,767,785	$3,186,778

GameStop Corp.
Schedule I
Sales Mix

	13 Weeks Ended		13 Weeks Ended
	May 3, 2008		May 5, 2007
		Percent		Percent
	Sales	of Total	Sales	of Total
Sales (in millions):

New video game hardware	$339.0	18.7%	$281.4	22.0%
New video game software	792.8	43.7%	460.6	36.0%
Used video game products	415.7	22.9%	326.4	25.5%
Other	266.1	14.7%	210.6	16.5%

Total	$1,813.6	100.0%	$1,279.0	100.0%

GameStop Corp.
Schedule II
Gross Profit Mix

	13 Weeks Ended		13 Weeks Ended
	May 3, 2008		May 5, 2007
		Gross		Gross
	Gross	Profit	Gross	Profit
	Profit	Percent	Profit	Percent

Gross Profit (in millions):

New video game hardware	$20.4	6.0%	$21.6	7.7%
New video game software	156.6	19.8%	91.8	19.9%
Used video game products	204.1	49.1%	164.3	50.3%
Other	92.3	34.7%	71.1	33.8%

Total	$473.4	26.1%	$348.8	27.3%

CONTACT:
Media Contact:
Chris Olivera
Vice President,
Corporate Communications
GameStop Corp.
(817) 424-2130
or
Investor Contact:
Matt Hodges
Director,
Investor Relations
GameStop Corp.
(817) 424-2130